As filed with the Securities and Exchange Commission on February 9, 1996
                                              Registration No. 333-00019
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             FORT HOWARD CORPORATION
             (Exact name of registrant as specified in its charter)
             Delaware                                 39-1090992
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                   Identification No.)
                              --------------------
                               1919 South Broadway
                           Green Bay, Wisconsin 54304
                                (414) 435-8821
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                              --------------------
                            FORT HOWARD CORPORATION
                         PROFIT SHARING RETIREMENT PLAN

                              HARMON ASSOC., CORP.
                         PROFIT SHARING RETIREMENT PLAN
                            (Full title of the Plans)
                              --------------------
                               JAMES W. NELLEN II
                          Vice President and Secretary
                             Fort Howard Corporation
                               1919 South Broadway
                            Green Bay, Wisconsin 54304
                                 (414) 435-8821
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)
                              --------------------
                         CALCULATION OF REGISTRATION FEE

==============================================================================
                                                  Proposed Maximum  Proposed Maximum   Amount of
  Title of Each Class of      Number of Shares   Offering Price Per    Aggregate     Registration
Securities to be Registered  to be Registered(1)     Share(2)       Offering Price(2)    Fee(2)
-------------------------------------------------------------------------------------------------
Common Stock par value $.01
  per Share..................      350,000           $22.50           $7,875,000       $2,715.52
Plan Interests...............        (3)               (3)                (3)             (3)
=================================================================================================
(1)  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the
     "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock stated above, such additional shares of Common Stock to be offered or issued to prevent dilution as a result of future stock dividends or stock splits.
(2)  Registration fee previously paid upon filing of Registration Statement on January 2, 1996.
(3)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this
     Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.  These securities have no offering price and therefore, pursuant to Rule 457(h)(2) no separate registration fee is required.


EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (the "Amendment") hereby amends the Registrant's Registration Statement on Form S-8 (File No. 333-00019) (the "Registration Statement") solely for the purpose of including the Harmon Assoc., Corp. Profit Sharing Plan and the plan interests in connection therewith as a plan through which shares of Fort Howard Corporation common stock, par value $.01 per share, previously registered under the Registration Statement may be sold. The contents of the Registration Statement are incorporated herein by reference in their entirety.


ITEM 8.  EXHIBITS.

         Exhibit No.   Description

          *4.1 Profit Sharing Retirement Plan, (As Amended and Restated as of January 1, 1985) conformed through the Ninth Amendment.

          *4.2         Plan Amendment No. 10 dated September 21, 1995.

          *4.3         Plan Amendment No. 11 dated December 22, 1995.

          *4.4 Fort Howard Profit Sharing Retirement Master Trust effective January 1, 1996.

          *4.5         Summary Plan Description.

          +4.6         Harmon Assoc. Corp. Profit Sharing Plan.

          +23          Consent of Arthur Andersen LLP.

          *24 Powers of Attorney (included as part of signature page.

                       The undersigned Registrant has submitted the Plans and any amendments thereto to the Internal Revenue
                       Service in a timely manner and will make all changes required by the IRS in order to maintain qualification of the Plan.

         ------------
         + Filed herewith.
         * Previously filed.














                                     - 2 -


                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin on the 9th day of February, 1996.

                                       FORT HOWARD CORPORATION

                                       By /s/James W. Nellen II
                                          ----------------------
                                          James W. Nellen II
                                          Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                   Title                            Date
       ---------                   -----                            ----

          *                Director, Chairman of the Board   February 9, 1996
----------------------     of Directors and Chief Executive
Donald H. DeMeuse          Officer (principal executive officer)

          *                Director, Vice Chairman           February 9, 1996
----------------------     and Chief Financial Officer
Kathleen J. Hempel         (principal financial officer)

          *                Director, President and Chief     February 9, 1996
----------------------     Operating Officer
Michael T. Riordan

          *                Director                          February 9, 1996
----------------------
Donald Patrick Brennan

          *                Director                          February 9, 1996
----------------------
Frank V. Sica

          *                Director                          February 9, 1996
----------------------
Robert H. Niehaus

          *                Director                          February 9, 1996
----------------------
David I. Margolis

          *                Director                          February 9, 1996
----------------------
Dudley J. Godfrey, Jr.





                                     - 3 -
          *                Director                          February 9, 1996
----------------------
James L. Burke

/s/ Charles L. Szews       Vice President and Controller     February 9, 1996
----------------------     (principal accounting officer)
Charles L. Szews


*By:/s/ James W. Nellen II                                   February 9, 1996
--------------------------
James W. Nellen II
Attorney-In-Fact




     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on the 9th day of February, 1996.

                                  FORT HOWARD CORPORATION PROFIT
                                  SHARING RETIREMENT PLAN


                                  Investment Advisory Board

                                  /s/ R. Michael Lempke
                                  ------------------------------
                                  By: R. Michael Lempke
                                      Member


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on the 9th day of February, 1996.

                                  HARMON ASSOC. CORP.
                                  PROFIT SHARING PLAN


                                  Investment Advisory Board

                                  /s/ R. Michael Lempke
                                  ------------------------------
                                  By: R. Michael Lempke
                                      Member








                                     - 4 -


                               INDEX TO EXHIBITS

         Exhibit No.   Description

          *4.1 Profit Sharing Retirement Plan, (As Amended and Restated as of January 1, 1985) conformed through the Ninth Amendment.

          *4.2         Plan Amendment No. 10 dated September 21, 1995.

          *4.3         Plan Amendment No. 11 dated December 22, 1995.

          *4.4 Fort Howard Profit Sharing Retirement Master Trust effective January 1, 1996.

          *4.5         Summary Plan Description.

          +4.6         Harmon Assoc. Corp. Profit Sharing Plan.

          +23          Consent of Arthur Andersen LLP.

          *24 Powers of Attorney (included as part of signature page.

                       The undersigned Registrant has submitted the Plans and any amendments thereto to the Internal Revenue
                       Service in a timely manner and will make all changes required by the IRS in order to maintain qualification of the Plan.

         ------------
         + Filed herewith.
         * Previously filed.